EXHIBIT  10.5




                                   Dated: As of September 9, 1994




                      AMENDED AND RESTATED

                        LICENSE AGREEMENT

                             between

                   ASHIMORI INDUSTRY CO., LTD.

                               and

                 ASHIMORI INTERNATIONAL LIMITED

                               and

                  INSITUFORM MID-AMERICA, INC.






























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
                            CONTENTS
Clause                   Heading                             Page
- ------                   -------                             ----

1.   Interpretation. . . . . . . . . . . . . . . . . . . .   2

2.   Grant of License. . . . . . . . . . . . . . . . . . .   6

3.   Royalty . . . . . . . . . . . . . . . . . . . . . . .   8

4.   Duration. . . . . . . . . . . . . . . . . . . . . . .  10

5.   Technical Information, Instruction and Training and
     Supervision . . . . . . . . . . . . . . . . . . . . .  10

6.   Purchases from ASHIMORI . . . . . . . . . . . . . . .  11

7.   Governmental Regulation Authorization . . . . . . . .  11

8.   Promotion . . . . . . . . . . . . . . . . . . . . . .  12

9.   Improvement . . . . . . . . . . . . . . . . . . . . .  12

10.  Infringement of Patents, Misappropriation of Know-
     How . . . . . . . . . . . . . . . . . . . . . . . . .  13

11.  PALTEM Systems Trademarks . . . . . . . . . . . . . .  14

12.  Confidentiality . . . . . . . . . . . . . . . . . . .  14

13.  Representations and Warranties. . . . . . . . . . . .  15

14.  Force Majeure . . . . . . . . . . . . . . . . . . . .  16

15.  Successor Company . . . . . . . . . . . . . . . . . .  16

16.  Termination, Expiry and Breach. . . . . . . . . . . .  17

17.  Notice. . . . . . . . . . . . . . . . . . . . . . . .  18

18.  Applicable Law and Arbitration. . . . . . . . . . . .  18

19.  Entire Agreement. . . . . . . . . . . . . . . . . . .  18

20.  Indemnification . . . . . . . . . . . . . . . . . . .  18

21.  Amended and Restated Agreement. . . . . . . . . . . .  19

     Schedule 1. . . . . . . . . . . . . . . . . . . . . . .20
     Schedule 2A . . . . . . . . . . . . . . . . . . . . . .21
     Schedule 2B . . . . . . . . . . . . . . . . . . . . . .23


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                        LICENSE AGREEMENT

     This Agreement is made as of September 9, 1994, by and between Ashimori Industry Co., Ltd. (AICL), incorporated under applicable law of Japan having its principal office at 10-18, 3-Chome, Kitahorie, Nishi-ku, Osaka City, 550 Japan and Ashimori International Limited, (AIN), incorporated under applicable law of England and having its principal office at 41 Vine Street, London EC3N 2AA, England (AICL and AIN are collectively referred to as "Ashimori") and INSITUFORM MID-AMERICA, INC. (IMA), incorporated under applicable law of Delaware, U.S.A. and having its principal office at 17988 Edison Ave., Chesterfield, MO 63005-3700, U.S.A.

     WHEREAS,
     1) AICL has jointly developed with Tokyo Gas Co., Ltd. (TG) PALTEM HOSE LINING System (commonly called PALTEM-HL System) for gas pipes of main and small main, and independently developed PALTEM-HL System for other applications such as potable water, sewers, power cable, oil, telecommunication cable and plants. TG independently has developed PALTEM-HL System for service of pipes of gas. AICL has the right to license to a third party patents and know-how of PALTEM-HL System solely owned by AICL and TG, or jointly owned by AICL and TG for all possible pipes;

     2)  AICL has jointly developed PALTEM-SZ System including
PALTEM-SZ LAC System with Ashimori Engineering Co., Ltd. (AE) and has the right to license to a third party patents and know-how of the PALTEM-SZ System jointly owned by AICL and AE;

     3) AICL has jointly developed PALTEM-APOLLO System including PALTEM-APOLLO-LAC System with AE and has the right to license to a third party patents and know-how of PALTEM-APOLLO System jointly owned by AICL and AE;

     4) IMA owns the rights to Tite Liner System and has the right to license to a third party its patents and know-how;

     5) AICL and IMA entered into License Agreement dated October 27, 1992 (the Original License Agreement), pursuant to which IMA acquired the exclusive license of PALTEM-HL and PALTEM-SZ Systems and certain related rights, and AICL and IMA agreed to cross-licensing PALTEM-APOLLO System and Tite Liner System;

     6) AICL has jointly developed PALTEM-LACSTOP System with AE and has the right to license to a third party patents and know-how solely owned by AICL and AE;

     7) AICL is jointly developing PALTEM-MARCH System with AE and has the right to license to a third party patents and know-how solely owned by AICL or jointly owned by AICL and AE;

     8) AICL is jointly developing PALTEM-FREPP System with AE. AICL is also developing PALTEM-FREPP System with AE and TG for low pressure gas pipes and has the right to license to a third party patents and know-how solely owned by AICL or TG and jointly owned by AICL and AE and/or TG;
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     9)  AICL has the right to license to a third party patents and know-how solely owned by AICL, or jointly owned by AICL and AE and/or TG with respect to the lining materials and manufacture of the lining material for use with PALTEM-HL, PALTEM-SZ, PALTEM-APOLLO, PALTEM-LACSTOP, PALTEM-MARCH and PALTEM-FREPP Systems;

     10) AIN is granted by AICL the right to license to install PALTEM-HL, PALTEM-SZ, PALTEM-APOLLO, PALTEM-MARCH and PALTEM-FREPP Systems, and to manufacture and sell the lining material for use with these systems in Europe, the Middle East, Africa and North, Central and South America (license agreement shall be concluded in the names of AICL and AIN). AIN has acquired know-how, expertise, experience, technical knowledge of industrial significance and related information of marketing and installation through many years of operation outside Japan. Based on the above AIN has continuously served IMA technically and commercially since 1993;

     11) ASHIMORI and IMA, in consideration of changes in the situation, have agreed to revise the Original License Agreement to include the exclusive license for installing PALTEM-LACSTOP, PALTEM-MARCH and PALTEM-FREPP Systems in addition to PALTEM-HL, PALTEM-SZ and PALTEM-APOLLO Systems, and for manufacturing and selling PAL-Liner, MARCH-Liner and FREPP-Liner.

     It is agreed as follows:

1.   Interpretation

     In this Agreement, the following terms shall have the following meanings:

     "AE" means Ashimori Engineering Co., Ltd., incorporated under applicable law of Japan and having its principal office at Ogura
Building, 11-14, 1-Chome, Hongo, Bunkyo-Ku, Tokyo, 113, Japan.

     "Ancillary Materials" means the disposable or semi-disposable materials, required for the PALTEM Systems.

     "Application" means the pipes set out in item 3 of Schedule 1.

     "Apollo-Liner" means a liner with freely-overlapping edges formed from a light curable pre-impregnated composite material sheet used as a point lining material developed by AICL for use with the PALTEM-APOLLO System.

     "Contract Price" means the Installation Price, plus any other cost, such as that of bypassing, CCTV Inspection, cleaning, excavation of feeding and receiving pits, initial pipe cutting, pipe reconnecting and filling of excavation, charged by IMA to its customer as necessary for the provision of the PALTEM Systems.

     "Duration" means the period determined pursuant to Clause 4.

     "Equipment" means the equipment, including necessary metal attachments and ancillary equipment required for the PALTEM Systems.
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     "FREPP-Liner" means a liner made by externally and internally extrusion-coating cylindrically-woven material with thermoplastic resin used as a pipe lining material developed by AICL for use with the PALTEM-FREPP System.

     "Installation Intellectual Property Rights" means any patents, utility model design, copyright and trademark existing, applied for, registered in or otherwise effective in or affecting the Territory from time to time, and owned and controlled by the AICL or TG alone, or AICL and AE, or AICL and TG relating to the installation of the PALTEM Systems, including the patents and patent applications set out in Schedule 2A, together with improvements thereto as described in Clause 9.

     "Installation Know-How" means the expertise, practice, experience and technical knowledge of industrial significance built up by AICL, AE or AIN which is necessary for the installation of the PALTEM Systems.

     "Installation Price" means all prices charged by IMA to its customer: for installation of the PALTEM-HL and the PALTEM-MARCH Systems from resin impregnation (or adhesive application), end treatment, to remote reconnection of service connection; for installation of the PALTEM-SZ System from pull-in of the SZ-Liner, end treatment, to remote reconnection of service connection; for installation of the PALTEM-APOLLO System from pull-in of APOLLO Robot and CCTV camera, and pull-out of the APOLLO Robot; for installation of the PALTEM FREPP System from pull-in of the FREPP-Liner, end treatment, to reconnection of service connection, for installation of the PALTEM LACSTOP System from pull-in of CCTV camera into the pipe, insertion of the SZ-Liner into lateral to pull-out inflation tube, and from pull-in of the APOLLO Robot and CCTV camera into the pipe, pull-out of the APOLLO Robot, to remote reconnection of service connection; and for the provision of Materials, Ancillary Materials, the Equipment, other materials, equipment and personnel but excluding costs of bypassing, CCTV inspection, cleaning, excavation of feeding and receiving pits, initial pipe cutting, pipe reconnecting and filling of excavation, and where such prices are not determinable based upon IMA's records of specific job costs, the Installation Price shall be deemed to be-

     1) [confidential treatment applied for] of the Contract Price where it is necessary to excavate feeding and receiving pits; and

     2) [confidential treatment applied for] of the Contract Price where no such excavations are necessary.

     "Installation Technology" means the Installation Intellectual Property Rights and the Installation Know-How.

     "Intellectual Property Rights" means the Installation
Intellectual Property Rights and the Manufacturing Intellectual
Property Rights.

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     "Know-How" means the Installation Know-How and the
Manufacturing Know-How.

     "License" means the license granted under Clause 2.1, 2.2 and 2.3.

     "Liners" means, collectively, the PAL-Liner, the MARCH-Liner, and the FREPP-Liner.

     "Manufacturing Intellectual Property Rights" means any patents, utility design, copyright and trademark existing, applied for, registered in or otherwise effective in or affecting the Territory from time to time, and owned and controlled by AICL alone, or AICL and AE, or AICL and TG relating to the manufacturing method and/or structure of the Liners including the patents and patent applications set out in Schedule 2B, together with improvements thereto as described in Clause 9.

     "Manufacturing Know-How" means the expertise, practice, experience and technical knowledge of industrial significance built up by AICL which is necessary for the manufacture of the Liners.

     "Manufacturing Technology" means the Manufacturing
Intellectual Property Rights and the Manufacturing Know-How.

     "MARCH-Liner" means a liner made by externally extrusion-coating non-woven material with thermoplastic resin used as a pipe lining material developed by AICL for use with the PALTEM-MARCH
System.

     "Materials" means the Liners, the SZ-Liner, the APOLLO-Liner, resin, adhesive and materials required for end treatment used with the PALTEM Systems.

     "PAL-Liner" means a liner made by externally extrusion-coating cylindrically woven material with thermoplastic resin or having non-woven material and/or other suitable materials inside of the extrusion-coated woven material, or other appropriate liners used as a lining material developed by AICL for use with the PALTEM-HL System.

     "PALTEM-APOLLO System" means the patent pending process for point repair by pulling the APOLLO-Robot together with the APOLLO-Liner into the pipe, inflating and light-curing to form a new rigid pipe at the spot to be repaired, including PALTEM-APOLLO-LAC System forming a new pipe at a joint of the lateral and the pipe and reconnecting the lateral.

     "PALTEM-FREPP System" means the patent pending process for restoration of pipes by pulling the FREPP-Liner into the pipe and inflating to form a new rigid pipe within the pipe.

     "PALTEM-HL System" means the patented process for restoration of pipes by adhesive application or resin impregnation, turning the adhesive coated or resin impregnated PAL-Liner inside out by compressed air within the pipe to insert PAL-Liner into the pipe, and affixing the same to the inner surface of the pipe with the adhesive, or forming a new rigid pipe within the pipe with curing resin by heat.

     "PALTEM-LACSTOP System" means the process comprising of PALTEM-SZ-LAC System and PALTEM-APOLLO-LAC System.

     "PALTEM-MARCH System" means the process for restoration of pipes by resin impregnation, turning the resin impregnated MARCH-Liner inside out by compressed air within the pipe to insert the MARCH-Liner into the pipe, and forming a new rigid pipe within the pipe with curing resin by heat.

     "PALTEM-SZ System" means the patented process for restoration of pipes by pulling SZ-Liner into the pipe, inflating, and forming a new rigid pipe, within the pipe, with curing resin by heat, including PALTEM-SZ-LAC forming a new pipe within a lateral using the SZ liner.

     "PALTEM Systems" means, collectively, the PALTEM-HL System, the PALTEM-SZ System, the PALTEM-APOLLO System, the PALTEM-LACSTOP System, the PALTEM-MARCH System and the PALTEM-FREPP System.

     "PREMIX" means Premix, Inc., incorporated under applicable law of Ohio and having its principal office at Route 20 and Harmon
Road, North Kingsville, Ohio 44068, U.S.A.

     "Royalty Period" means each period provided as follows:

     1) from the date of this Agreement to September 30th, 1994;
     2) from October 1st, 1994 to March 31st, 1995;
     3) after March 31st, 1995, each successive 6 month period from April 1st to September 30th and from October 1st to March 31st of the following year.

The Royalty Period for the minimum and maximum Running Royalty
Payment shall be pursuant to Clause 3.2.

     "Running Royalty Payment" means the percentage payments set out in item 2 of Schedule 1.

     "SZ-Liner" means a line with freely-overlapping edges formed from a pre-impregnated composite material sheet used as a pipe lining material developed by AICL for use with the PALTEM-SZ
System.

     "Technical Information" means the data, manuals, drawings and specifications reasonably required for manufacture of the Liners and the Materials and installation of the PALTEM Systems, together with improvements thereto as described in Clause 9.

     "Technology" means the Intellectual Property Rights and the Know-How.

     "Territory" means the Territory set out in item 4 of Schedule
1.

     "TG" means Tokyo Gas Co., Ltd., incorporation under applicable law of Japan and having its principal office at 5-20 Kaigan 1-
Chome, Minato-ku, Tokyo, Japan.

2.   Grant of License

     2.1 ASHIMORI hereby grants to IMA the exclusive license to use the Installation Technology in the territory. In this case for rehabilitating sewers, tunnels, pipelines or other passageways in the Application only, unless otherwise agreed, and on the terms as follows.

     2.2 ASHIMORI hereby grants to IMA the exclusive license to use the Manufacturing Technology in the Territory and gives to IMA the exclusive right to use and sell the Liners to a third party in the Territory.

     2.3 ASHIMORI hereby grants to IMA the exclusive license in the Territory to manufacture, contract with others to manufacture, or purchase from a third party the Materials, including the Liners, the Ancillary Materials, and the Equipment. Notwithstanding the above, IMA recognizes that AICL has granted to Premix the exclusive license with respect to the manufacture of the SZ-Liner in part of the Territory.

     2.4 ASHIMORI shall not offer the Technology in the Territory directly, nor shall it license or permit others to exploit the Technology in the Territory for the Application.

     2.5 ASHIMORI grants to IMA the right to sub-license the Technology in the Territory, provided any sub-licensee shall be submitted to ASHIMORI for its approval including a copy of sub-license agreement prior to signing, and if ASHIMORI does not object within 15 days after receipt by ASHIMORI, the sub-licensee shall be deemed approved. ASHIMORI shall not unreasonably withhold its approval of a sub-licensee. ASHIMORI hereby approves all Insituform process companies as sub-licensees for the PALTEM Systems.

     2.6 With regard to the manufacture of the Liners pursuant to Clause 2.2, IMA shall manufacture extrusion-coat woven jacket with thermoplastic resin by itself. In the case the IMA wishes to contract with a third party to weave the jacket, IMA shall obtain the prior written approval from ASHIMORI and shall secure confidentiality agreements with ASHIMORI approval of such third party suppliers. ASHIMORI shall not unreasonably withhold timely approval. IMA recognizes an obligation to use all reasonable efforts to protect all the licensed Manufacturing Know-How.

     2.7 Nothing in this Agreement shall be deemed to require that IMA use its best efforts to market the PALTEM Systems, inasmuch as the value of IMA's efforts will be measured by its ability to meet the requirements for the aggregate minimum Running Royalty in Clause 3.2.

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
     2.8 ASHIMORI having reserved all territories outside the Territory for itself and other licensees, IMA shall not use the Technology, or cause any other person to use the Technology outside the Territory.

     2.9 IMA shall not assign the License. Notwithstanding the foregoing, IMA may, with the consent of ASHIMORI, which shall not be unreasonably withheld, assign the License to any affiliates of IMA or to a successor by merger, whether or not such affiliate or successor offers a process which is competitive with any of the PALTEM Systems.

     2.10 IMA and ASHIMORI hereby acknowledge that the Technology is a specialized and highly technological process and the exploitation thereof throughout the world will be best served by the grant of exclusive licenses to carefully selected licensees for various defined territories. It is anticipated that in exploiting the Technology, IMA will make significant financial investments in capital and equipment, marketing and promotion and in providing information and services, necessary for market development of the PALTEM Systems and to assure high standards of quality.

     2.11 Concurrently with entering into this Agreement, the parties will proceed to enter into a mutually acceptable licensing agreement whereby IMA will grant to AICL the exclusive license to use the Tite Liner System in Japan, under conditions, with no initial payment and of Running Royalty Payments of seven (7)% of installation price. AICL may, with the consent of IMA assign the license or sub-license to any affiliates of AICL or a successor by merger, whether or not such affiliates or successor offers a process which is competitive with the Tite Liner System in Japan, IMA shall not unreasonably withhold its approval. The license agreement for the Tite Liner System shall be concluded by the parties separately.

     2.12 ASHIMORI and IMA agree that AICL and IMA shall have a right of first refusal to be granted an exclusive license of AICL's and IMA's developing and future systems in Japan for AICL and in the Territory for IMA dealing with pipe lining, pipe rehabilitation and pipe construction, under conditions, initial payments and minimum royalty to be mutually agreed upon.

3.   Royalty

     3.1 In consideration of the grant of the License and any services provided hereunder, IMA shall pay to ASHIMORI -

          (1) An initial payment of $100,000 for ASHIMORI's transfer of the manufacturing Technology of the Liners,consisting of $70,000 for PAL-Liner and $30,000 for FREPP-Liner Technologies, within 30 days of the execution and delivery of this Agreement.

          (2) The Running Royalty Payment set out in item 2.(1) and (2) of Schedule 1.

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               a.   For installations prior to the date of this
Agreement, payment within 60 days of this Agreement.

               b. For installations after the date of this Agreement, payment within 60 days of the end of each Royalty
Period.

     3.2  [Confidential treatment applied for.]

     3.3 In consideration of the right to manufacture or arrange for the manufacture of the Liners in Clause 2.2 above, IMA shall pay Running Manufacturing Royalty Payment set out in item 2.(4) of
Schedule 1 on all sales to third parties within the Territory of the Liners manufactured by IMA. This royalty does not apply to sales for any installation of the PALTEM Systems for which IMA or any of its sub-licensees are obligated to pay Running Installation Royalties to ASHIMORI. IMA may sell the Liners for use outside the Territory subject to the consent of ASHIMORI under conditions to be set separately.

     3.4 In case IMA or IMA's sub-licensees use the PAL-Liner, the FREPP-Liner, the SZ-Liner, or the APOLLO-Liner by methods other than the PALTEM Systems, IMA shall pay ASHIMORI the Running Installation Royalty Payment set out in 2.(1) and (2) of Schedule
1 within 60 days after each Royalty Period. Notwithstanding the above, if IMA uses the PAL-Liner for installations by other methods than the PALTEM Systems, IMA shall receive a credit for royalties which IMA must pay to Insituform Technologies, Inc. based on agreements entered into prior to October 27, 1992. Further, no Installation Running Royalties shall be payable for the use of MARCH-Liner installed by other than PALTEM Systems.

     3.5 Subject to the approval of the relevant authorities in the Territory, all payments under Clause 3.1, 3.2, 3.3 and 3.4 shall be in US dollars to the following bank account of AIN.

          Bank:     The Sanwa Bank, London Branch
                    P.O. Box 36, City Place House
                    55 Basinghall Street
                    London, EC2V 5DL, England
                    Sort Code: 40-51-28
                    Account No.: 126969

and if due on a day on which the banks are not open for business, shall be due on the succeeding day such banks are so open.

     3.6 If IMA fails to pay any amount required to be paid pursuant to Clause 3.1, 3.2, 3.3 and 3.4 on the due date, it shall pay to ASHIMORI interest on that amount before, as well as after, judgment at the rate of 3% + the prime rate per annum on due date announced from time to time by Mark Twain Bank, St. Louis, Missouri.

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
     3.7 In the event IMA is required by the U.S. Internal Revenue Code to withhold Federal income tax from the amounts payable by IMA under this Agreement, IMA, as withholding agent, shall withhold the requisite amount of tax from the amounts payable and deposit the same with the Internal Revenue Service, and IMA shall provide to ASHIMORI documentation evidencing such deposit.

     3.8 For the purpose of verification of the royalty payable under Clause 3.1(2), 3.3 and 3.4 during the Duration, IMA shall forward to AIN a report within 30 days of the end of each Royalty Period of each year in a form reasonably satisfactory to AIN, setting out separately the amount of royalty due and the basis therefor allocated among the PALTEM Systems of PALTEM-HL, SZ, APOLLO, LACSTOP, MARCH and FREPP, respectively, for calculation thereof as follows-

          (1)  In respect of each contract of IMA for PALTEM
Systems installation-
               (a)  customer name;
               (b)  type of pipe;
               (c)  diameter and length of pipe;
               (d)  contract prices;
               (e)  installation prices;
               (f)  amount of royalty;

          (2) for all such contracts, the total of the items in Clause 3.8(1)(d), (e) and (f).

          (3) In respect of each sales of the Liners to third parties-
               (a)  customer name;
               (b)  kind of liner;
               (c)  diameter and length of liner;
               (d)  sales prices;
               (e)  amount of royalty;

          (4) For all such sales, the total of the items in Clause 3.8(3)(d), and (e).

     3.9 During the Duration, IMA shall keep true, accurate and separate records containing the information sufficient for the preparation of the reports to be provided under Clause 3.8 and shall allow AIN, its agents or representatives, to inspect and make copies of those records on reasonable advance notice during normal business hours and shall give such AIN agents or representatives suitable clarification as reasonably requested.

     3.10 After the payments provided under Clause 3 are received by ASHIMORI, they shall not be refundable for whatsoever reasons except overpayments by miscalculation.

4.   Duration

     4.1 Duration shall be for an initial term of 15 years, beginning on the date of this Agreement, subject to automatic renewal for successive one-year terms thereafter, unless IMA gives notice of non-renewal at least 90 days prior to the end of a term.

     4.2 IMA shall have an obligation to pay Running Royalty Payments provided, however, that ASHIMORI's sole remedies for IMA's failure to meet such minimum Running Royalty Payments shall be as set forth in this clause. All Running Royalty Payments shall count toward these minimums. If IMA fails to meet the full payment of minimum for one year (from October 1, 1997 to September 30, 1998, the first one year to be applied to this clause), then ASHIMORI shall have the right, after written notice thereof to IMA given no later than 30 days after the due date for the Running Royalties for the end of such year, to render this Agreement non-exclusive as to all or any portion of the Territory and, if IMA fails to meet full payments of the minimum for two consecutive years, then ASHIMORI shall have the right, after written notice thereof to IMA given not later than 30 days after the due date for the Running Royalties for the end of such second consecutive year, to terminate this Agreement during such immediately succeeding year.

     4.3 The parties agree, that at the expiry of the initial, or any subsequent, term, upon the request of either party the Running Royalty minimum and rates will be subject to good faith renegotiation, provided however, that in the event no agreement is reached the provisions of Clauses 3.1(2), 3.2 and 3.3 and shall remain unchanged and the failure to successfully renegotiate shall not be subject to Clause 18.2.

5.   Technical Information, Instruction and Training and
     Supervision

     5.1  ASHIMORI shall provide to IMA -

          (1)  the written Technical Information in English; and
          (2)  instruction and training as follows.

     5.2 At a mutually acceptable time ASHIMORI shall, at IMA's request, send its technical personnel to IMA to instruct and train IMA's personnel in the proper use and operation of the PALTEM Systems, using the Equipment, the Materials and the Ancillary Materials. Similarly, at a mutually acceptable time, ASHIMORI shall send manufacturing and technical personnel to instruct and train IMA's personnel in the best available manufacturing processes for weaving, and extrusion-coating, and other manufacturing techniques required to produce the Liners which IMA has been granted the rights to manufacture under this Agreement. IMA shall reimburse ASHIMORI for the costs and expenses of ASHIMORI's personnel as provided in item 1 of Schedule 1.

     5.3 If IMA requests ASHIMORI to provide instruction and training to its technical personnel at the site of AICL, and ASHIMORI agrees (such agreement not to be unreasonably withheld by

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ASHIMORI), IMA shall bear all costs and expenses for its personnel and shall reimburse ASHIMORI for the costs of the Materials and Ancillary Materials necessary for providing such instruction and training.

     5.4 If IMA requests ASHIMORI to provide supervision under conditions to be mutually agreed, in installation of the PALTEM Systems, then ASHIMORI shall use its reasonable best efforts to provide such supervision upon payment by IMA to ASHIMORI of the costs and expenses of ASHIMORI's personnel as provided in item 1 of
Schedule 1.

6.   Purchases from ASHIMORI

     6.1 At IMA's request AICL shall supply the Materials or the Equipment within a reasonable period of time on the terms mutually agreed by the parties.

     6.2 At IMA's request ASHIMORI shall provide design drawings of the Equipment at a cost mutually agreed by the parties.

     6.3 AICL and IMA will negotiate in good faith to resolve any claim arising out of installation due to defects of the Materials supplied by AICL. AICL's liability to IMA in respect of IMA's purchases of the Materials from AICL shall be as specified in the Material supply agreement to be concluded by AICL and IMA.

7.   Governmental Regulation Authorization

     7.1 IMA, at its expense, shall use its reasonable best efforts to make all necessary applications to relevant authorities within the Territory for necessary approvals, including approval of National Sanitation Foundation (NSF) for the PALTEM-HL System and FREPP System in potable water applications in IMA's own name and at its own cost, and ASHIMORI shall render every assistance to IMA for obtaining such approvals.

     7.2 IMA hereby undertakes to acquire whatever US validation, authorization, license or other approvals is required in order to effectuate this Agreement and to perform lawfully all its obligations under this Agreement. IMA shall promptly notify ASHIMORI of completion of the acquisition of such US validation, authorization, license or other approvals by sending to ASHIMORI a copy thereof.

     7.3 In the event that any change or revision is made to any governmental regulations in the Territory having a material adverse effect on IMA's use of the PALTEM Systems, or tax relating to PALTEM Systems or any other regulation having a material adverse effect on the performance of this Agreement, IMA shall immediately inform ASHIMORI of such changes or revisions and forward to ASHIMORI copies of the relevant documentation in the English language.

     7.4 IMA shall make all necessary applications for national certifications and approvals for the PALTEM Systems from engineers societies and organizations, including ASTM and NASSCO, as reasonably required for IMA to conduct its business within the Territory and the ASHIMORI shall render every assistance to IMA in connection with obtaining such approvals and certifications. The cost of obtaining such national approvals and certifications shall be borne by IMA.

8.   Promotion

     IMA shall, in its sole and absolute discretion, promote the PALTEM Systems throughout the Territory and shall make every effort at all times to meet the demands for the PALTEM Systems throughout the Territory to achieve sufficient business performance.

9.   Improvement

     9.1 Each party shall communicate to the other any non-patentable improvements to, or new applications of the Technology which that party may obtain or develop, and grant to the other a non-exclusive license for such matters. Notwithstanding the foregoing to the contrary, IMA's License for the Territory shall be on an exclusive basis, unless otherwise specifically provided in this Agreement.

     9.2 If IMA makes modifications, improvements or inventions relating to the PALTEM Systems that are patentable, IMA may, at its own expense and in its own name file application for patents and inform ASHIMORI of the content of any such application prior to filing.

     9.3 If AICL and AE and/or TG request to use any patents filed under Clause 9.2, IMA shall grant to AICL and AE and/or TG the right to use those patents on payment of royalties mutually agreed by the parties.

     9.4 If AICL alone or AICL in cooperation with AE and/or TG makes major modifications, improvements or inventions relating to the PALTEM Systems that are patentable and files application for patents, ASHIMORI hereby agrees that it will grant to IMA the right to use the patents (including those related to manufacture of the Liners) without the necessity for payment of additional royalties.

10.  Infringement of Patents, Misappropriation of Know-How

     10.1 IMA shall notify ASHIMORI of any misappropriation or infringement of the Technology in the Territory of which IMA receives actual knowledge.

     10.2 ASHIMORI agrees to defend the Know-How and Intellectual Property Rights against infringement, at ASHIMORI's sole cost and expense, provided, however, if such expense exceeds US $100,000, ASHIMORI shall only be obligated to continue to prosecute an infringement claim if IMA agrees to bear 50% of the cost in excess of such amount. If ASHIMORI institutes proceedings for infringement or misappropriation of Know-How or Intellectual Property Rights within, the Territory, IMA shall render every reasonable assistance to ASHIMORI in such actions or proceedings.

     10.3 All amounts actually recovered by ASHIMORI or IMA by way of judgment, settlement or otherwise in respect of any claim brought pursuant to Clause 10.2 shall be shared by the parties in the following manner:

          (1) First by each party to the extent of out-of-pocket costs (including, without limitation, fees and disbursements of counsel) actually incurred in connection with prosecuting such claim, provided, however, that if the amount recovered shall be less than the aggregate of such costs incurred by the parties, the parties shall share such recovered amount pro rata in proportion to the costs incurred;

          (2) The excess, if any, over the amounts payable to the respective parties pursuant to Clause 10.3(1) next shall be applied to compensate each party for its actual damages arising out of the conduct giving rise to such claim (including, but not limited to, lost profits), provided, however, that if the amount recovered in excess of the amount payable pursuant to Clause 10.3(1) shall be less than the aggregate damages sustained by the parties, the parties shall share such amount pro rata in proportion to the respective amounts of damages sustained; and

          (3) The excess, if any, over the amounts payable to the parties pursuant to Clauses 10.3(1) and 10.3(2) shall be shared by the parties 50% to each.

     10.4 Notwithstanding ASHIMORI's rights and obligations in Clause 10.2 above, IMA shall have the right, in AICL's name (if required by law, otherwise in AICL's and IMA's name) to bring legal actions against parties in the Territory for infringement of the Licensed Patents and/or misappropriation of the Technology. However, IMA shall execute legal actions at IMA's sole cost and expense, and acquire all the amounts recovered by way of settlement. ASHIMORI will promptly and fully cooperate and assist IMA in prosecuting any such claim.

     10.5 In the event of any claim or suit brought against IMA, its subcontractors, sub-licensees, distributors and/or customers alleging that the manufacture, use, sales and/or lease by any of them constitutes the infringement of any patent, trademark or other intellectual property rights owned by any third party, within the Territory, AICL, at its cost if it is solely or principally caused by the Technology, and subject to the limits of Clause 13.3 hereof, shall institute, continue and defend the proceedings for such claim or suit.

     10.6 Except as otherwise provided in this Agreement, IMA shall not file nor have any third party file any application for intellectual property rights included in, disclosed or covered by the Technology during the Duration.

11.  PALTEM Systems Trademarks

     IMA may use ASHIMORI's trademarks relating to the PALTEM Systems in the operation of those Systems. IMA acknowledges that AICL is the proprietor of such trademarks, and agrees not to challenge or oppose such proprietorship during the Duration. IMA shall not file nor have a third party file any application for registration of such trademarks, and shall cease using the same upon the termination of this Agreement.

12.  Confidentiality

     12.1 During the term of this Agreement and notwithstanding the expiry or termination of this Agreement, IMA shall keep any Technology disclosed by ASHIMORI in strict secrecy and shall take every reasonable precaution and measure to prevent the disclosure of such information to any third party, and in the case of expiry or termination for a period of ten (10) years from the date of this Agreement or for a period of five (5) years from the date of expiry or termination, whichever is the later, except for information.

          (1)  known to IMA when disclosed by ASHIMORI;
          (2) which has entered into the public domain without the fault of IMA; or
          (3) which IMA legally obtained from any third party without an obligation of confidentiality to ASHIMORI.

     12.2 If during the Duration of this Agreement any Technology enters into the public domain, IMA shall nonetheless continue to make the Running Royalty Payments under Clause 3.1(2), 3.3 and 3.4 and without prejudice to any action against IMA for disclosure contrary to the provisions of Clause 12.1.

13.  Representations and Warranties

     13.1 ASHIMORI hereby represents and warrants that there are no existing licenses, obligations or agreements inconsistent with the terms of this Agreement and that ASHIMORI has all rights to the PALTEM Systems and the Technology and has the full legal right to grant the License to IMA hereunder.

     13.2 ASHIMORI hereby represents and warrants that all information given to IMA relating to the Intellectual Property Rights, the Equipment, the Materials, the Ancillary Materials and other articles supplied to IMA under this Agreement shall at all times be the best known to ASHIMORI available to be supplied to IMA.

     13.3 ASHIMORI represents and warrants as of the date hereof and to ASHIMORI's best knowledge that the use of the Technology by IMA under this Agreement does not and will not infringe any third party right. ASHIMORI shall be liable for actual costs or damages arising from any claim by a third party that such use of the Technology infringes its rights, within the following limits:

          a)   For cases arising from installation of the PALTEM-
               HL System:
               US $100,000 plus the accumulated Running Royalty
               Payments paid by IMA to ASHIMORI with regard to the PALTEM-HL System

          b)   For cases arising from installation of the PALTEM-
               SZ System:
               US $100,000 plus the accumulated Running Royalty
               Payments paid by IMA to ASHIMORI with regard to the PALTEM-SZ System

          c) For cases arising from installation of the PALTEM-APOLLO System, PALTEM FREPP System, or the PALTEM-LACSTOP System:
               The respectively accumulated Running Royalty
               Payments paid by IMA with regard to each concerned system

          d)   For cases arising from use of the Manufacturing
               Technology of the PAL-Liner:
               US $70,000 plus the respectively accumulated
               Running Royalty Payments paid by IMA with regard to each concerned system

          e)   For cases arising from use of the Manufacturing
               Technology of the FREPP-Liner:
               US $30,000 plus the respectively accumulated
               Running Royalty Payments paid by IMA with regard to each concerned system


     13.4 ASHIMORI represents and warrants that the PALTEM Systems will perform substantially in accordance with all data and specifications provided by ASHIMORI.

     13.5 Subject to Clause 6.3 hereof, ASHIMORI hereby warrants that the Equipment, the Materials and the Ancillary Materials supplied to IMA by ASHIMORI will be free from defects and fit for the intended use contemplated by this Agreement for one year from the date of delivery. In no event could IMA bring claim against ASHIMORI arising out of improper use of the PALTEM Systems by IMA or IMA's sub-licensees.

     13.6 Except than as set forth in this Agreement, there are no warranties made by ASHIMORI, express or implied and in no event shall ASHIMORI be liable to IMA for lost profits, good will or other incidental or consequential damages.

14.  Force Majeure

     In the event of an Act of God (including but not limited to flood, earthquake, typhoon, epidemic, or other natural calamity), war, armed conflict or serious threat of the same (including but not limited to the hostile attack, blockade, embargo, riot or insurrection), governmental order or regulations (including but not limited to prohibition or restriction of imports, exports, the regulation or allocation of energy resources), labor disputes (including but not limited to strike, go-slow, lock-out or sabotage) or any other cause beyond the reasonable control of the parties hereto, neither party shall be liable for any failure to perform any of its obligations hereunder, provided, however, that the other party shall have the right to terminate this Agreement upon prior written notice if either party is unable to fulfill obligations under this Agreement due to any of the above mentioned causes and such inability continues for a period in excess of six
(6) months.

15.  Successor Company

     The parties hereby undertake that in the event of either of them in their present legal form being succeeded by a different company or firm, they will confer and impose upon such successor company of firm all the rights and obligations arising under this Agreement.

16.  Termination, Expiry and Breach

     16.1 In addition to other rights of termination contained in this Agreement, this Agreement may be terminated -

          (1)  by either party by notice to the other-

               (a) in the event of a breach of one or more of the provisions of this Agreement by the other party which has not been remedied within 45 days after written notice; or

               (b) if the other party becomes insolvent or goes into liquidation, if a petition is presented for the winding-up of the other party that is not dismissed within 14 days, if a receiver, administrator or similar officer is appointed over the party or all or any of the assets of the other party or in the event of the other party entering into any scheme of arrangement or composition with its creditors; or

          (2)  by ASHIMORI by notice to IMA-

               (a) If IMA challenges the validity of any patents comprised in the Intellectual Property Rights or contests the secrecy or ownership of any Technology; or

               (b) If IMA fails to make any payment due hereunder to ASHIMORI within 10 business days of the due date and another 30 business days after serving notice; or

          (3) by IMA by notice to ASHIMORI, if ASHIMORI consistently fails to provide a proper and viable service in terms of Technology transfer and ASHIMORI's Material and Equipment quality, deliveries and price that IMA can reasonably expect of ASHIMORI.

     16.2 Upon the termination of this Agreement IMA shall-

          (1)  cease to use the trademark of the PALTEM Systems;

          (2)  cease to use Technology;

          (3) return to ASHIMORI the Technical Information and any sample given by ASHIMORI to IMA; and

          (4) pay Running Royalty Payments accrued under Clause 3.1(2), 3.3 and 3.4 settle immediately in full any accrued but unpaid liabilities of IMA under this Agreement. Notwithstanding the foregoing to the contrary, IMA may complete all jobs under contract at the time of termination. The period IMA is allowed to use the Technology shall not exceed one year from the date of the termination.

     16.3 Upon the termination of this Agreement, ASHIMORI shall supply in the ordinary course of business for a period not exceeding one year from the date of termination, all the Materials, the Ancillary Materials and the Equipment necessary to complete the IMA's jobs under contract at the time of termination. In addition, upon termination of this Agreement, ASHIMORI shall have an option to repurchase IMA's remaining Materials, the Ancillary Materials and the Equipment, for a price equal to their then fair market value. If ASHIMORI does not exercise such option within 30 days after termination, ASHIMORI shall use its best efforts to assist IMA in selling the Materials, Ancillary Materials and Equipment then owned by IMA.

17.  Notice

     Any notice or communication required to be given by either party to the other under this Agreement shall be given by certified return receipt to the other at the address at the head of this Agreement or any other address made known pursuant to be a notice given in accordance with this paragraph and shall be effective on receipt.

18.  Applicable Law and Arbitration

     18.1 This Agreement shall be governed by the laws of the State of New York, U.S.A.

     18.2 Any dispute, if any arise, should be finally settled in New York City in accordance with the Rules of Conciliation and Arbitration of International Chamber of Commerce.

19.  Entire Agreement

     This Agreement constitutes the entire agreement between the parties hereto, and shall not be released, discharged, changed or modified in any manner, except by instruments signed by duly authorized officers or representatives of each of the parties.

20.  Indemnification

     In addition to any other obligation hereunder, each party shall promptly indemnify the other party and pay any and all damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, incident to any suits, actions, investigations, claims or proceedings suffered, sustained, incurred or required to be paid by the other party by reason of (i) any breach or failure of observance of any representations, warranties or agreements contained in this Agreement, or (ii) the indemnifying party's negligence in performing its obligations or exercising any rights (including but not limited to the exercise of license rights) granted under this Agreement.

21.  Amended and Restated Agreement

     This Agreement amends and restates the Original License
Agreement, by and between the parties hereto, which Original
License Agreement shall be deemed superseded in all respects by this Agreement as of the date first written above.

For and on behalf of               for and on behalf of
Ashimori Industry Co., Ltd.        Insituform Mid-America, Inc.


s/Shojiro Miyamoto                 s/Jerome Kalishman
- -----------------------------      -----------------------------
Name: Shojiro Miyamoto             Name: Jerome Kalishman
Title: President                   Title: Chairman
Date: December 9, 1994             Date: December 5, 1994

For and on behalf of
Ashimori International Limited


s/Ichiro Sama
- ------------------------------
Name: Ichiro Sama
Title: Chairman
Date: December 9, 1994

                           SCHEDULE 1

1.   Cost and Expenses of ASHIMORI's personnel

     1) Travel Expenses: actual costs including round trip business class or equivalent air fare between Japan and destination airport in the U.S.A.

     2) Hotel: actual cost of hotel mutually agreed upon by ASHIMORI and IMA not to exceed US $150 per day.

     3)   Meal: actual cost.

     4) Absence Fee: US $400 per business day absent from the ASHIMORI.

     5) Car Rental: actual costs or vehicle to be provided by IMA.

     6)   The above cost and expenses shall be reviewed every two
          (2) years by both parties.

2.   Running Royalty Payment

     The Running Royalty Payment shall be as follows:
     1) Six (6%) percent of the Installation Price for the PALTEM-HL and the PALTEM MARCH Systems;

     2) Seven (7%) percent of the Installation Price for the PALTEM-SZ, APOLLO, LACSTOP, and FREPP Systems;

     3) These royalties shall apply to installations of the above products by IMA and any sub-licensees in the Territory;

     4) Manufacturing royalty of five (5%) percent on all sales amount of the Liners, SZ Liner, or APOLLO Liner manufactured and sold to third parties by IMA within the Territory.

3.   Application

     The application shall be all possible pipes, passageways and conduits.

4.   Territory

     The Territory shall be as follows:
     1) The U.S.A., Canada, Mexico and the Caribbean (Puerto Rico, U.S. Virgin Islands, British Virgin Islands, Jamaica, Turks & Caicos Islands, Grenada, Aruba, Haiti, Antigua and Barbuda, Republic of Cuba, St. Christopher and Nevis, St. Vincent and the Grenadines, Saint Lucia, Commonwealth of Dominica, Dominican Republic, Republic of Trinidad and Tobago and Commonwealth of the Bahamas)

                           SCHEDULE 2A
                     (Method and Apparatus)

                Patents and Patents Applications

PALTEM-HL

1) US Pat. No. 4,334,943        :  Method for smoothly evaginating
   Canada Pat. No. 1,158,849       tubular material under pressure

2) US Pat. No. 4,350,548        :  Method and apparatus for
                                   providing the inner surface of
                                   a pipe line with a lining
   Canada Pat. No. 1,155,741

3) US Pat. No. 4,882,470        :  Boring device for opening
                                   passage to branch portions of a
                                   lined main pipe line

   Canada Pat. No. 1,292,033    :  Boring device for a lining
                                   material applied onto the inner
                                   surface of a pipe line

4)  US Pat. No. 4,883,557       :  Method for lining pipelines
                                   with a pressurized gas
                4,948,452       :  Apparatus for lining pipe lines
                                   including liquid seal means

    Canada Pat. No. 1,286,963   :  Method for lining pipe lines

5)  US Pat. No. 5,197,540       :  Boring device for lining
                                   material in branched portions
                                   of lined conduit
     Canada Pat. No. 1,320,124


6)  US Appln. No. 566,454       :  Apparatus and equipments for
    Canada Appln. No. 2,006,117    use in lining pipe line having
                                   branched portions.

7)  US Appln. No.
    Canada Appln. No.
    PCT/JP94/00705              :  Structure and method in
                                   relation to lining pipe lines.

                           SCHEDULE 2A
                     (Method and Apparatus)

                Patents and Patents Applications
                            Page Two

PALTEM-SZ

1)   US Appln. No. 902,731      :  Lining material for pipe lines
                   224,970         and a process for providing pipe
                                   lines therewith.
     Canada Appln. No.
                 2,072,173


2)   US Pat. No.   5,186,987    :  Lining material for pipe lines
                                   and a process for providing
                                   pipe lines therewith.
     Canada Appln. No.
                   2,040,186


PALTEM-APOLLO

1)   US Appln. No. 043,727      :  Method and apparatus for
                                   repairing.
     Canada Appln. No.
                 2,093,458


PALTEM-LACSTOP

1)   US Appln. No.
     Canada Appln. No.
                 Date of filing in Japan: July 22, 1994

2)   US Appln. No.
     Canada Appln. No.
                 Date of filing in Japan: July 22, 1994

                           SCHEDULE 2B
                        (Lining material)

                Patents and Patents Applications

PALTEM-HL

1) US Pat. No. 4,600,615        :  Tubular lining material and a
                                   method and apparatus for
                                   manufacturing same
               4,871,413        :  Apparatus for manufacturing
                                   tubular lining material

2) US Pat. No. 4,681,783        :  Tubular lining material for
                                   pipe lines

3) US Pat. No. 4,684,556        :  Tubular lining material for
   Canada Pat. No. 1,222,962       pipe lines

4) US Pat. No. 4,877,665        :  Lining material for pipe lines
   Canada Pat. No. 1,279,022

5) US Pat. No. 5,077,107        :  Lining material for pipe lines
   Canada Appln. No.
                 594,925
   US Pat. No. 5,164,237

PALTEM-MARCH

1) US Appln. No.
   Canada Appln. No.
               Date of filing in Japan: May 9, 1994

PALTEM-FREPP

1) US Appln. No.
   Canada Appln. No.
               PCT/JP94/00704   :  A tubular material for
                                   repairing a pipe line and a
                                   process for treating therewith
                                   in pipe lines.